Exhibit 99.1

Press Release

Contact:

Investor Relations

Alan Roden

Verint Systems Inc.

(631) 962-9304

alan.roden@verint.com

Verint Announces Closing of Concurrent Underwritten Public Offerings of Common Stock and Convertible Senior Notes

MELVILLE, N.Y., June 18, 2014 – Verint® Systems Inc. (NASDAQ: VRNT) today announced the closing of its concurrent public offerings of 5,750,000 shares of its common stock (including 750,000 shares issued to the underwriters in that offering pursuant to the exercise in full of their option to purchase additional shares on June 13, 2014) and $400 million aggregate principal amount of its 1.50% convertible senior notes due 2021 (including $50 million aggregate principal amount of notes issued to the underwriters in that offering pursuant to the exercise in full of their option to purchase additional notes on June 13, 2014).

“We are pleased to have successfully completed our concurrent offerings. Following the offerings, we have reduced our combined revolver and term loan balance to approximately $411 million and reduced our annual non-GAAP interest expense from approximately $40 million to approximately $24 million. The offerings will slightly reduce our previously issued non-GAAP fully diluted earnings per share guidance for the year ending January 31, 2015 by approximately 4 cents,” said Doug Robinson, Verint’s Chief Financial Officer.

For the common stock offering, Goldman, Sachs & Co. and Deutsche Bank Securities acted as lead joint book-running managers, Credit Suisse, J.P. Morgan, RBC Capital Markets, Barclays, and Jefferies acted as joint book-running managers, and FBR, Oppenheimer & Co. and Imperial Capital, LLC acted as co-managers. For the convertible notes offering, Deutsche Bank Securities and Goldman, Sachs & Co. acted as lead joint book-running managers, Credit Suisse, RBC Capital Markets, Barclays, and HSBC acted as joint book-running managers, and Centerview Capital acted as advisor.

The notes bear interest at a rate of 1.50% per year, payable semi-annually in arrears, and will mature on June 1, 2021, unless repurchased or converted in accordance with their terms prior to that date. The notes are convertible into cash, shares of Verint’s common stock, or a combination of both, at Verint’s election, subject to satisfaction of certain conditions and during certain periods. Upon conversion, Verint currently intends to pay cash in respect of the principal amount. The initial conversion rate of the notes is 15.5129 shares per $1,000 principal amount of notes, which is equal to a conversion price of approximately $64.46 per share, subject to adjustment in certain circumstances. As a result of the convertible note hedge and warrant transactions described below, the effective conversion price for the notes is $75.00 per share, which represents approximately a 57% premium to the concurrent common stock offering price of $47.75 per share. The notes are not guaranteed by any of Verint’s subsidiaries.

The aggregate net proceeds from the concurrent offerings were approximately $656.8 million, after deducting underwriters’ discounts and commissions, but without giving effect to the cost of the convertible note hedge transactions described below, the proceeds from the warrant transactions described below, or other offering expenses. Verint used approximately $15.6 million of net proceeds to pay the costs of the related convertible note hedge transactions (after such cost was partially offset by the proceeds to Verint from the related warrant transactions). Verint used the remainder of the net proceeds from the concurrent offerings to repay a portion of the outstanding indebtedness under its existing credit facility.

In connection with the issuance of the notes, Verint entered into convertible note hedge transactions with dealer affiliates of certain of the notes offering underwriters. The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of Verint’s common stock that initially underlie the notes. Verint also entered into separate privately negotiated warrant transactions with such dealers or their affiliates. The convertible note hedge and warrant transactions are expected to reduce the potential dilution with respect to Verint’s common stock upon conversion of the notes; however, the warrant transactions could have a dilutive effect with respect to Verint’s common stock to the extent that the market price per share of Verint’s common stock exceeds the strike price of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Verint

Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Actionable Intelligence is a necessity in a dynamic world of massive information growth because it empowers organizations with crucial insights and enables decision makers to anticipate, respond, and take action. Our Actionable Intelligence solutions help organizations address three important challenges: Customer Engagement Optimization; Security Intelligence; and Fraud, Risk, and Compliance. Today, more than 10,000 organizations in over 180 countries, including over 80 percent of the Fortune 100, use Verint solutions to improve enterprise performance and make the world a safer place.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. The statements in this press release regarding Verint’s current expectations and beliefs as to the pricing and closing of the offerings of common stock and notes and uses of proceeds thereof, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. All information set forth in this release is as of the date set forth above. Verint does not intend, and undertakes no duty, to update this information to reflect future events or circumstances, except as required by law. Information about certain potential factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements are included from time to time in Verint’s filings with the SEC, including those discussed in Verint’s Annual Report on Form 10-K for the year ended January 31, 2014 and Verint’s Quarterly Report on Form 10-Q for the three months ended April 30, 2014.

About Non-GAAP Financial Measures

This press release includes information regarding forecasted non-GAAP interest expense and non-GAAP earnings per share, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). These non-GAAP financial measures should not be considered as a substitute for GAAP interest expense or GAAP earnings per share. The non-GAAP financial measures Verint presents have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate the its results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to Verint to invest in the growth of its business, and Verint may in the future incur expenses similar to the adjustments made in these non-GAAP financial measures.

Verint believes that the non-GAAP financial measures it presents provide meaningful supplemental information regarding its operating results primarily because they exclude certain non-cash charges or items that Verint does not believe are reflective of its ongoing operating results when budgeting, planning and forecasting, determining compensation and when assessing the performance of its business with its individual operating segments or its senior management. Verint believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among its peer companies. However, those companies may calculate similar non-GAAP financial measures differently than Verint does, limiting their usefulness as comparative measures.

Because Verint does not predict special items that might occur in the future, and Verint’s outlook is developed at a level of detail different than that used to prepare GAAP financial measures, Verint is not providing a reconciliation to GAAP of its forward-looking financial measures for the year ending January 31, 2015.

Adjustments Reflected in Non-GAAP Financial Measures

Revenue adjustments related to acquisitions. Verint excludes from its non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. Verint excludes these adjustments from its non-GAAP financial measures because these are not reflective of its ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When Verint acquires an entity, it is required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. Verint excludes the amortization of acquired intangible assets, including acquired technology and backlog, from its non-GAAP financial measures. These expenses are excluded from the non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, Verint also excludes these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. Verint excludes stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from its non-GAAP financial measures. These expenses are excluded from the non-GAAP financial measures because they are primarily non-cash charges.

M&A and other adjustments. Verint excludes from its non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations and restructurings. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from the non-GAAP financial measures because Verint believes that they are not reflective of its ongoing operations.

Unrealized (gains) losses on derivatives, net. Verint excludes from its non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from the non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which Verint believes are not reflective of its ongoing operations.

Loss on extinguishment of debt. Verint excludes from its non-GAAP financial measures loss on extinguishment of debt attributable to refinancing or repaying debt because Verint believes it is not reflective of its ongoing operations.

Non-cash tax adjustments. Verint excludes from its non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes it expects to pay related to current year income, and its GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects Verint’s expected annual effective tax rate on a cash basis.

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